UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2023

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (303) 293-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and 8.625% Senior Notes due 2030

On October 17, 2023, Civitas Resources, Inc. (the “Company”), completed its previously announced offering (the “Offering”) of $1,000,000,000 aggregate principal amount of 8.625% Senior Notes due 2030 (the “Notes”). The Company expects to use the net proceeds from the Offering, together with cash on hand, to fund a portion of the cash purchase price for the recently announced pending acquisition of certain oil and gas properties, interests and related assets located in the Midland Basin from Vencer Energy, LLC (such acquisition, the “Acquisition”). Pending the potential use of the net proceeds of the Offering to fund a portion of the consideration for the Acquisition, the Company may temporarily apply the net proceeds to repay outstanding borrowings under the Company’s credit facility.

The Notes are subject to a special mandatory redemption such that if (i) the consummation of the Acquisition does not occur on or before January 31, 2024 or (ii) prior thereto, the Company notifies Computershare Trust Company, N.A., the trustee of the Notes (the “Trustee”), that it will not pursue the consummation of the Acquisition, it will be required to redeem all Notes then outstanding (such redemption, the “Special Mandatory Redemption”) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the date of the Special Mandatory Redemption.

The Notes were issued by the Company pursuant to an indenture, dated October 17, 2023 (the “Indenture”), among the Company, the guarantors party thereto, and the Trustee. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s existing subsidiaries and are expected to be guaranteed by certain other future subsidiaries that may be required to guarantee the Notes. The following is a brief description of the material provisions of the Indenture and the Notes.

The Notes will mature on November 1, 2030. Interest on the Notes will accrue at the rate of 8.625% per annum and will be payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2024.

Optional Redemption.

At any time prior to November 1, 2026, the Company may redeem all or part of the Notes, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) the “make-whole” premium at the redemption date, plus (iii) accrued and unpaid interest, if any, to, but excluding, the date of redemption (subject to the right of the noteholders on the relevant record date to receive interest on the relevant interest payment date). On or after November 1, 2026, the Company may redeem all or part of the Notes at redemption prices (expressed as percentages of the principal amount redeemed) equal to (i) 104.313% for the twelve-month period beginning on November 1, 2026; (ii) 102.156% for the twelve-month period beginning on November 1, 2027; and (iii) 100.000% for the period beginning November 1, 2028 and at any time thereafter, plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of the noteholders on the relevant record date to receive interest on the relevant interest payment date).

The Company may redeem up to 35% of the aggregate principal amount of the Notes at any time prior to November 1, 2026 with an amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 108.625% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date, provided, however, that (i) at least 65.0% of the aggregate principal amount of Notes originally issued on the issue date (but excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of such redemption (unless all such Notes are redeemed substantially concurrently) and (ii) the redemption occurs within 180 days after the date of the closing of such equity offering.

Change of Control.

If a change of control (as defined in the Indenture) occurs with respect to the Notes, holders of such Notes will have the right to require the Company to repurchase all or any part of their Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

Certain Covenants.

The Indenture governing the Notes contains covenants that limit, among other things, the Company’s ability and the ability of its subsidiaries to: incur or guarantee additional indebtedness; create liens securing indebtedness; pay dividends on or redeem or repurchase stock or subordinated debt; make specified types of investments and acquisitions; enter into or permit to exist contractual limits on the ability of the Company’s subsidiaries to pay dividends to the Company; enter into transactions with affiliates; and sell assets or merge with other companies. These covenants are subject to a number of important limitations and exceptions.

Events of Default.

The Indenture also provides for certain customary events of default, including, among others, nonpayment of principal or interest, failure to pay final judgments in excess of a specified threshold, failure of a guarantee to remain in effect, bankruptcy and insolvency events, and cross acceleration, which would permit the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes to be declared due and payable immediately. If an event of default with respect to the Notes occurs and is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of, and the accrued and unpaid interest, if any, on, all then outstanding Notes to be due and payable immediately. These events of default are subject to a number of important qualifications, limitations, and exceptions that are described in the Indenture.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Certain of the initial purchasers and their respective affiliates have provided, and may in the future provide, investment banking, commercial banking, financial advisory and other financial services for the Company and the Company’s affiliates for which services they received, and may in the future receive, customary fees. Affiliates of J.P. Morgan Securities LLC, BofA Securities, Inc. and RBC Capital Markets, LLC, initial purchasers of the Notes, previously entered into a debt commitment letter with respect to a bridge facility, the proceeds of which will, if drawn, be used to partially fund the Acquisition. Additionally, certain of the initial purchasers and/or their affiliates are lenders under the Company’s credit facility. In particular, an affiliate of J.P. Morgan Securities LLC is the administrative agent under the Company’s credit facility. Accordingly, to the extent the Company uses a portion of the net proceeds from the Offering to repay outstanding borrowings under the Company’s credit facility, certain of the initial purchasers and/or their affiliates that are lenders under the Company’s credit facility may receive a portion of the net proceeds of the Offering.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of those documents, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Forward-Looking Statements and Cautionary Statements

Certain statements in this Current Report on Form 8-K, including those that express belief, expectation or intention, are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding the Company’s plans and expectations with respect to the Offering, including the anticipated use of the proceeds therefrom, and the pending Acquisition. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995.

The Company cautions investors that any forward-looking statements are subject to known and unknown risks and uncertainties, many of which are outside the Company’s control, and which may cause actual results and future trends to differ materially from those matters expressed in, or implied or projected by, such forward-looking statements, which speak only as of the date they are made. Investors are cautioned not to place undue reliance on these forward-looking statements. Risks and uncertainties that could cause actual results to differ from those described in forward-looking statements include, without limitation, the following: the Acquisition agreement may be terminated in accordance with its terms and the Acquisition may not be completed; the parties may not be able to satisfy the conditions to the completion of the Acquisition in a timely manner or at all; the Acquisition may not be accretive, and may be dilutive, to the Company’s earnings per share, which may negatively affect the market price of the Company’s common stock; the Company may incur significant transaction and other costs in connection with the Acquisition in excess of those anticipated by the Company; the Company may fail to realize anticipated synergies or other benefits expected from the Acquisition in the timeframe expected or at all; the ultimate timing, outcome, and results of integrating the assets related to the Acquisition into the Company’s business; the risk related to disruption of management time from ongoing business operations due to the Acquisition; the effects of the Acquisition, including the Company’s future financial condition, results of operations, strategy, and plans; changes in capital markets and the ability of the Company to finance operations in the manner expected; any litigation relating to the Acquisition; and disruptions to the Company’s business due to other significant transactions.

Additional information concerning other factors that could cause results to differ materially from those described above can be found under Item 1A. “ Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings made with the Securities and Exchange Commission (“SEC”), each of which is on file with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at the time they were made. The Company assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description
4.1	Indenture, dated October 17, 2023, by and among Civitas Resources, Inc., as issuer, the guarantors party thereto and Computershare Trust Company, N.A., as trustee, pursuant to which the Notes were issued.
4.2	Form of Note (included in Exhibit 4.1).
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 2023	Civitas Resources, Inc.

By:	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Chief Legal Officer and Secretary